Exhibit 5

DLA Piper US LLP 4141 Parklake Avenue, Suite 300 Raleigh, North Carolina 27612-2350 T 919.786.2000 F 919.786.2200 W www.dlapiper.com

May 6, 2010

Hatteras Financial Corp.

110 Oakwood Drive, Suite 340

Winston Salem, North Carolina 27103

Re:	Form S-8 Registration Statement – 2010 Equity Incentive Plan

Ladies and Gentlemen:

We, as counsel to Hatteras Financial Corp., a Maryland corporation (the “Company”), hereby provide this opinion letter in connection with the preparation and filing on May 6, 2010, with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-8 (the “Registration Statement”) registering 1,000,000 shares of common stock, par value $0.001 per share (the “Shares”), all of which are issuable pursuant to the exercise of options and other awards granted under the Hatteras Financial Corp. 2010 Equity Incentive Plan (the “Plan”). This opinion letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

We have examined copies of the Company’s Articles of Incorporation (the “Articles”), the Company’s Bylaws, the Plan, the Registration Statement and such other materials and matters as we have deemed necessary for the issuance of this opinion. In our examination of the relevant documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons executing such documents, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing. As to various questions of fact material to this opinion, we have relied on statements and certificates of officers and representatives of the Company and others.

Based on the foregoing, it is our opinion that the Shares have been duly authorized, and upon the issuance and delivery of the Shares in the manner contemplated by the Plan, and assuming the Company completes all actions and proceedings required on its part to be taken prior to the issuance and delivery of the Shares pursuant to the terms of the Plan, including, without limitation, collection of required payment for the Shares, the Shares will be validly issued, fully paid and nonassessable.

Hatteras Financial Corp.

May 6, 2010

Page Two

Our opinions set forth above are subject to the following general qualifications and assumptions:

1.	The foregoing opinions are rendered as of the date hereof. We assume no obligation to update or supplement the opinions if any laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change the opinions.

2.	We have made no investigation as to, and we express no opinion concerning, any laws other than the Maryland General Corporation Law, applicable provisions of the Constitution of the State of Maryland and reported judicial decisions interpreting the Maryland General Corporation Law and such Constitution, and we do not express any opinion herein concerning any other laws.

3.	Without limiting the effect of the immediately preceding qualification, we note that we express no opinion as to compliance with the securities or “blue sky” laws or principles of conflicts of laws of the State of Maryland or any other jurisdiction.

4.	We assume that none of the Shares has been or will be issued in violation of Article VII of the Articles.

5.	Our opinions are limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name wherever appearing in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours, /s/ DLA PIPER LLP (US)